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                                                                    Exhibit 4.15

                              AMENDMENT AND WAIVER
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          AMENDMENT AND WAIVER (this "Amendment"), dated as of October 15, 2001, among IRON HORSE INVESTORS, L.L.C., a Delaware limited liability company ("Holdings"), UNITED DEFENSE INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (the "Lenders"), CITICORP USA INC., THE BANK OF NOVA SCOTIA and CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agents (the "Documentation Agents"), LEHMAN COMMERCIAL PAPER INC. as Syndication Agent (the "Syndication Agent") and BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Holdings, the Borrower, the Lenders, the Documentation Agents, the Syndication Agent and the Administrative Agent are parties to a Credit Agreement, dated as of August 15, 2001 (as in effect on the date hereof, the "Credit Agreement");

          WHEREAS, the Borrower intends to effect an initial public offering of its common stock (the "IPO");

          WHEREAS, Holdings plans to concurrently effect a secondary offering of a portion of the common stock of the Borrower owned by Holdings (the "Secondary Offering"); and

          WHEREAS, to permit and give effect to the IPO and Secondary Offering the parties hereto wish to amend the Credit Documents as herein provided;

          NOW, THEREFORE, it is agreed:

          1. Section 4.02(A) of the Credit Agreement is hereby amended by:

          (a) Changing each reference to "Holdings" in Sections 4.02(A)(c), 4.02(A)(d) and (other than the first reference therein to Holdings) 4.02(A)(e) to read "the Borrower"; and

          (b) Changing the reference to "Holdings or the Borrower" in Section 4.02(A)(e) to read "the Borrower".

          2. Section 6 of the Credit Agreement is hereby amended by:

          (a) Changing each reference therein to "Holdings and the Borrower" (other than in Section 6.09) or "Holdings or the Borrower" to read "the Borrower";

          (b) Changing each other reference to "Holdings" in Section 6.01, 6.03, 6.04, 6.07, 6.08, (other than the reference therein to "Holdings," as to which clause 2(d) applies) 6.12, 6.15, 6.16, 6.17 and 6.19 to read "the Borrower" or, if any such reference is the first word in a sentence, to "The Borrower";

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          (c) Changing (x) the first reference to "Holdings" in Section 6.09 to read "Holdings, the Borrower" and (y) the third reference to "Holdings" in such Section to read "the Borrower" and adding after the second reference to "Holdings" in such Section the phrase "(as to such projections and information supplied by it)"; and

          (d) Deleting each reference to "Holdings," in Sections 6.12 and 6.13.

          3.    Section 7 of the Credit Agreement is hereby amended by:

          (a) Changing the initial reference therein to "Holdings and the Borrower hereby covenant and agree" to read "The Borrower hereby covenants and agrees";

          (b) Changing each reference therein to "Holdings or the Borrower" to read "the Borrower";

          (c) Changing each other reference to "Holdings" in Sections 7.01, 7.02, 7.03, 7.04, 7.05, (other than the references therein to "Holdings," as to which clause 3(d) applies) 7.07, 7.08, 7.09, (other than the first reference to Holdings therein) 7.10(a) and 7.10(b) to read "the Borrower" or, if any such reference is the first word in a sentence, to "The Borrower";

          (d) Deleting each reference to "Holdings," in Section 7.07; and

          (e) Changing the phrase "Holdings will cause the Borrower and the Subsidiary Guarantors to grant" in Section 7.10(a) to read "The Borrower will, and will cause the Subsidiary Guarantors to, grant".

          4.    Section 8 of the Credit Agreement is hereby amended by:

          (a) Changing the initial reference therein to "Holdings and the Borrower hereby covenant and agree" to read "The Borrower hereby covenants and agrees";

          (b) Changing each reference therein to "Holdings or the Borrower" to read "the Borrower";

          (c) Deleting the reference to "(a)" in Section 8.01 and deleting all of Section 8.01(b);

          (d) Changing each other reference to "Holdings" in Sections 8.02, 8.03, 8.04, 8.05, 8.06, 8.07, 8.08, 8.09(b), 8.10 and 8.14 to read "the
Borrower" or, if any such reference is the first word in a sentence, to "The Borrower".

          (e) Changing Section 8.09(a) in its entirety to read:

          "(a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders, members and/or other owners or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, members and/or other owners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for

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a consideration, any shares of any class of its capital stock or other ownership interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other ownership interests of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

          (i) any Subsidiary of the Borrower may pay Dividends or return capital or make distributions and other similar payments with regard to its capital stock or other membership interests to the Borrower or to a Subsidiary of the Borrower;

          (ii) the Borrower may redeem or repurchase its stock from officers, employees and directors (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option plan or any employee stock ownership plan, provided that (x) no Default or Event of Default is then in existence or would
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arise therefrom and (y) the aggregate amount of all cash paid in respect of all such shares and interests so redeemed or repurchased in any calendar year does not exceed $5,000,000;

          (iii) the Special Dividend shall be permitted; and

          (iv)  the Additional Dividend shall be permitted."; and

          (f) Replacing the comma prior to clause (iv) in Section 8.14 with an "and" and deleting all of Section 8.14 commencing with the phrase "and (v)".

          5.     Section 9 of the Credit Agreement is hereby amended by:

          (a)  Changing each reference to "Holdings" in Sections 9.04, 9.05 and
9.09 to read "the Borrower" or, if any such reference is the first word in a sentence, to "The Borrower"; and

          (b)  Deleting all references to "Holdings," in Section 9.06; and

          (c) Deleting the reference to "and Holdings" in the text of Section 9 immediately following Section 9.10.

          6.     Section 10 of the Credit Agreement is hereby amended by:

          (a) Changing all references to "Holdings" in the definitions of Acquisition Expenditures, Asset Sale, Deemed ECF, Excess Cash Flow, Material Adverse Effect, (other than any reference therein to "Holdings," as to which clause 6(f) applies) Multiemployer Plan, Plan, Reinvestment Prepayment Amount and Subsidiary to read "the Borrower";

          (b) Deleting the phrases "Holdings or" and "Holdings or by" in the definition of Authorized Officer.

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          (c) Changing the definition of Change of Control in its entirety to read:

          "Change of Control" shall mean, at any time and for any reason whatsoever, (a) Carlyle and Carlyle Affiliates shall cease to have beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) on a fully diluted basis in the aggregate of at least 30% of the voting interests in the Borrower's capital stock or such higher percentage that exceeds the highest percentage of the Borrower's capital stock owned by any other person or group (as defined in Section 13(d) of the Exchange Act) or (b) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors."

          (d) Changing the definition of Continuing Directors in its entirety to read:

          "Continuing Directors" shall mean the directors of the Borrower on the IPO Amendment Effective Date and each other director if such director's nomination for the election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

          (e) Changing the definition of EP Percentage in its entirety to read:

          "EP Percentage" shall mean in the case of (i) equity of the Borrower issued to, or equity contributions made in the Borrower by, (A) Persons (or controlling or controlled affiliates thereof) who are owners of the equity of Holdings or the Borrower on the Initial Borrowing Date and/or are management personnel of the Borrower and its Subsidiaries and/or (B) any Person (whether or not an existing shareholder of the Borrower or Holdings) the proceeds of which are to be utilized solely for investments in privatizations, co-productions, Joint Ventures and Foreign Subsidiaries, to make Permitted Acquisitions and/or to make Capital Expenditures, 0% and (ii) all other equity issuances and equity contributions, 100%.

          (f) Deleting the phrase "Holdings," from the definitions of Credit Party, ERISA Affiliate, Foreign Pension Plan and Multiemployer Plan;

          (g) Deleting the phrase "Holdings and" from the definition of Guarantor;

          (h) Deleting the phrase "and include each of the Holdings Guaranty and" from the definition of Guaranty;

          (i) Deleting the definition of Holdings Guaranty in its entirety; and

          (j) Adding the following new definitions in appropriate alphabetical order:

          "IPO Amendment" shall mean the Amendment to this Agreement dated as of October 15, 2001.

          "IPO Amendment Effective Date" shall mean the Effective Date as defined in the IPO Amendment.

          7. Section 11 of the Credit Agreement is hereby amended by changing each reference therein to "Holdings" to read "the Borrower".

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          8.   Section 12 of the Credit Agreement is hereby amended by:

          (a) Changing each reference to "Holdings" in Sections 12.01 and 12.07(a) to read "the Borrower";

          (b) Changing the reference in Section 12.04(a) to "neither the Borrower nor Holdings may assign" to read "the Borrower may not assign";

          (c) Changing the reference in the last sentence of Section 12.15 to "The Borrower and Holdings hereby agree" to read "The Borrower hereby agrees".

          9. Section 13 of the Credit Agreement is hereby deleted in its entirety.

          10. All of the Borrower's capital stock pledged by Holdings pursuant to the Pledged Agreement is hereby released and the Collateral Agent is directed to return same to Holdings as provided in the Pledge Agreement.

          11. Holdings is hereby released from and shall cease to constitute a party to each Credit Document to which it has been party.

          12. Holdings hereby irrevocably and unconditionally waives its right to consent to each future amendment to the Credit Agreement that is consented to by the Borrower provided that any such amendment does not impose any restrictions or obligations on Holdings.

          13. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that:

          (a) no Default or Event of Default exists as of the Effective Date (as hereinafter defined), both before and after giving effect to this Amendment; and

          (b) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the Effective Date, with the same effect as though such representations and warranties had been made on and as of the Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          14. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or of any other Credit Document.

          15. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

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          16.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          17. From and after the Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

          18. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19. This Amendment shall become effective at 00:01A.M. on the first date (the "Effective Date") upon which the underwriters shall purchase the Borrower's capital stock in connection with the IPO if each of Holdings, the Borrower and the Required Lenders shall have theretofore signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.